Exhibit 23.2

TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA	SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
To the Board of Directors
Occidental Petroleum Corporation:
We consent to (i) the incorporation by reference into the registration statement on Form S-3 (the “Registration Statement”) of Occidental Petroleum Corporation (“Occidental”) of our letter dated January 24, 2025, relating to our review of the methods and procedures used by Occidental for estimating its oil and gas proved reserves volumes for the reviewed properties as of December 31, 2024, which is included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2024, and (ii) all references to our firm in the Registration Statement and any amendments thereto, including under the heading “Experts” in the prospectus included in the Registration Statement and any amendments thereto.
/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580
Houston, Texas
July 28, 2025

SUITE 2800, 350 7TH AVENUE, S.W. 633 17TH STREET, SUITE 1700	CALGARY, ALBERTA T2P 3N9 DENVER, COLORADO 80202	TEL (403) 262-2799 TEL (303) 339-8110